Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-16555 of Crane Co. on Form S-8 of our report dated June 13, 2003 appearing in this Annual Report on Form 11-K of the ELDEC Corporation and Interpoint Corporation Deferred Income Plan for the year ended December 30, 2002.

/S/    DELOITTE & TOUCHE LLP

Stamford, Connecticut

June 27, 2003